UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

The ADT Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip code)

(561) 988-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On March 13, 2014, The ADT Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). There were 163,038,882 shares of common stock of the Company represented in person or by proxy at the Annual Meeting, constituting 88.94 % of the outstanding shares on January 15, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, and therefore constituting a quorum. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 27, 2014.

(b)	Proposal 1. The nominees for election to the Board of Directors of the Company were all elected, each until the next annual meeting of stockholders and until his or her successor is elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas Colligan	140,079,712	5,122,392	2,981,160	14,855,618
Richard Daly	141,885,457	3,311,514	2,986,293	14,855,618
Timothy Donahue	140,650,546	3,877,403	3,655,315	14,855,618
Robert Dutkowsky	140,519,346	3,859,713	3,804,205	14,855,618
Bruce Gordon	140,140,954	5,057,865	2,984,445	14,855,618
Naren Gursahaney	140,438,376	5,949,250	1,795,638	14,855,618
Bridgette Heller	140,543,372	3,986,152	3,653,740	14,855,618
Kathleen Hyle	140,666,239	3,861,861	3,655,164	14,855,618

Proposal 2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was approved based on the following votes:

For	Against	Abstain
159,551,197	424,348	3,063,337

Proposal 3. The proposal relating to the advisory vote on compensation of the Company’s named executive officers was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
135,525,092	8,006,131	4,652,041	14,855,618

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary